UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

Blockchain Holdings Capital Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Carrasquillo Law Group P.C., 1177 Avenue of the Americas, 5th Floor, NY, NY 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 833-682-2428

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders

On December 7, 2018, Blockchain Holdings Capital Ventures, Inc. (the “Company”) determined to (1) implement a 1 for 100 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 (the “Common Stock”), and (2) decrease the authorized shares of Common Stock of the Company after the Reverse Split from four hundred and fifty million (450,000,000) to one hundred and fifty million (150,000,000). The Company hopes that it can effect the Reverse Split by December 17, 2018, but will make an announcement once the Reverse Split has been approved by the Financial Information Regulatory Association, Inc. (“FINRA”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As the Company had previously intended to implement the Reverse Split earlier, it had filed a Certificate of Amendment to its Certificate of Incorporation on August 30, 2018 setting forth the information on the Reverse Split and the decrease in authorized shares. This Certificate of Amendment was filed as an Exhibit to the Current Report on Form 8-K filed on September 6, 2018.

The Company has submitted the requisite documents and other information to FINRA to process the Reverse Split. The Company is also currently requesting a new CUSIP number.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 7, 2018, a majority of the shareholders entitled to vote, through a written consent, approved the Reverse Split and the decrease in authorized shares of Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date: December 13, 2018	By:	/s/ Delray Wannemacher
Delray Wannemacher, CEO